Credit Suisse Commodity Return Strategy Fund
Report of Independent Registered Public
Accounting Firm
The Board of Trustees and Shareholders
Credit Suisse Commodity Return Strategy Fund:
We have audited the accompanying consolidated statement of assets and liabilities of Credit Suisse
Commodity Return Strategy Fund (the "Fund"), a series of the Credit Suisse Commodity Strategy
Funds, including the consolidated schedule of investments, as of October 31, 2017, and the related consolidated statement of operations for the year then ended, the consolidated statements of changes in net assets for each of the years in the two-year period then ended, and the consolidated financial highlights for each of the years in the three-year period then ended. These consolidated financial statements and consolidated financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial highlights based on our audits. The accompanying consolidated financial highlights for each of the years in the two-year period ended
October 31, 2014 were audited by other
independent registered public accountants whose report thereon dated December 29, 2014, expressed an unqualified opinion on those consolidated financial highlights.
We conducted our audits in accordance with the standards of the Public Company Accounting
Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements and consolidated financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.
Our procedures included confirmation of securities owned as of October 31, 2017, by correspondence with the custodian and broker or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements and consolidated financial highlights referred to above present fairly, in all material respects, the financial position of Credit Suisse Commodity
Return Strategy Fund as of October 31, 2017, the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the three-year period then ended, in conformity with U.S.
generally accepted accounting principles.

/s/KPMG LLP
New York, New York
December 28, 2017